UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2026, Aptevo Therapeutics Inc. (the “Company”) entered into Warrant Inducement and Reload Letters (the “Inducement Letters”) with certain holders (the “Holders”) of the Company’s common stock purchase warrants, issued on June 20, 2025 (the “June 2025 Warrants”), on April 3, 2025 (the “April 2025 Warrants”) and on December 12, 2024 (the “December 2024 Warrants” and together with the June 2025 Warrants and the April 2025 Warrants, the “Existing Warrants”), pursuant to which the Holders agreed to exercise in full for cash the Existing Warrants to purchase up to an aggregate of 254,922 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, at a reduced exercise price of $4.03 per share. Upon exercise of all of the Existing Warrants in connection with the Inducement Letters, the Company would receive aggregate gross proceeds of up to approximately $1.0 million from the exercise of the Existing Warrants before deducting placement agent fees and other expenses payable by the Company.

In consideration of the Holders’ agreement to exercise the Existing Warrants in accordance with the Inducement Letters, the Company issued new unregistered common stock purchase warrants (the “Inducement Warrants”) to purchase up to an aggregate of 1,274,610 shares of Common Stock, at an exercise price of $4.03 per share. The Inducement Warrants will be exercisable on or after the date on which the Company obtains the required stockholder approval and will expire on the five year anniversary of the date of such stockholder approval.

In addition, on August 12, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Holders, pursuant to which the Company agreed to sell to the Holders in a private placement up to 861,708 unregistered shares of Common Stock (the “Shares”) at a purchase price of $4.03 per share (or, at a purchaser’s election to comply with a 4.99% or 9.99% beneficial ownership limitation, pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) to purchase up to 861,708 shares in lieu of such shares), together with common stock purchase warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “PIPE Warrants” and together with the Inducement Warrants, the “Warrants”) to purchase up to 4,308,540 shares of Common Stock at an exercise price of $4.03 per share. The Pre-Funded Warrants are immediately exercisable and will expire upon exercise in full, and the Common Warrants will be exercisable on or after the date on which the Company obtains the required stockholder approval and will expire on the five year anniversary of the date of such stockholder approval.

In connection with the issuance of the Inducement Warrants, the Shares and the PIPE Warrants, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders, dated August 12, 2026. Pursuant to the Registration Rights Agreement, the Company will file a registration statement on Form S-1 (or on Form S-3, if the Company is then S-3 eligible) to register the resale of the Shares and the shares (the “Warrant Shares”) underlying the Inducement Warrants and the PIPE Warrants (the “Resale Registration Statement”) as soon as reasonably practicable (and in any event by August 22, 2026), and to use commercially reasonable efforts to cause such Resale Registration Statement to become effective by September 26, 2026 (or by October 26, 2026 in case of “full review” of such registration statement by the Securities and Exchange Commission (the “SEC”)) and to keep the Resale Registration Statement effective at all times until no holder owns any Warrants or Warrant Shares. In the event that the Company fails to timely deliver to the Holders the Warrant Shares without restrictive legends, the Company has agreed to pay certain liquidated damages to the Holders.

The aggregate gross proceeds from the transactions described herein totaled approximately $4.5 million, before deducting placement agent fees and expenses. The Company expects to use the net proceeds from these transactions for working capital and general corporate purposes.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Inducement Warrant and Common Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of the Warrants will be entitled to receive, upon exercise of such warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the warrants immediately prior to the fundamental transaction.

The Company may not affect the exercise of the Warrants, and the applicable holder will not be entitled to exercise any portion of any such warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, as applicable.

The Company engaged Roth Capital Partners (“Roth”) to act as the exclusive placement agent in connection with the transactions described above and, pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”), dated August 12, 2026, between the Company and Roth, has agreed to pay Roth a placement agent fee equal to 7% of the aggregate gross proceeds received from the transactions described herein. In addition, the Company has also agreed to reimburse Roth for its accountable legal expenses in connection with the transactions of up to $100,000.

The transactions closed on August 13, 2026.

The foregoing descriptions of the Inducement Letters, the Inducement Warrants, the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, the Registration Rights Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Inducement Letters, the Inducement Warrants, the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, the Registration Rights Agreement and the Placement Agency Agreement, which are filed as Exhibits 10.1, 4.1, 10.2, 4.2, 4.3, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. The Inducement Warrants, the Shares, the Pre-Funded Warrants and the Common Warrants described above were offered in private placement transactions pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, as applicable, and, along with the Warrants Shares, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the transactions described above on August 12, 2026 and the closing of the transactions described above on August 13, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Inducement Warrant
4.2	Form of Pre-Funded Warrants
4.3	Form of Common Warrants
10.1	Form of Inducement Letter, by and between the Company and each Holder
10.2	Securities Purchase Agreement, dated as of August 12, 2026, by and among the Company and purchaser parties thereto
10.3	Registration Rights Agreement, dated as of August 12, 2026, by and among the Company and other parties thereto
10.4	Placement Agency Agreement, dated as of August 12, 2026, by and between the Company and Roth
99.1	Press release, dated August 12, 2026
99.2	Press release, dated August 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	August 13, 2026	By:	/s/ Daphne Taylor
Daphne Taylor Senior Vice President and Chief Financial Officer